EXHIBIT 5
                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 Rockefeller Plaza
                            New York, New York 10111
                            Telephone: (212) 841-5700
                           Telecopier: (212) 841-5725












                                February 7, 1997








Sunbeam Corporation
1615 South Congress Avenue
Suite 200
Delray Beach, Florida  33445

                               Sunbeam Corporation
                       Registration Statement on Form S-8
                       ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Sunbeam Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement"), filed under the Securities Act of 1933 (the "Act"), relating to the offering of up to 2,750,000 shares of its Common Stock, $.01 par value (the "Shares"), pursuant to the Company's Stock Option Plan for Albert J. Dunlap and Stock Option Plan for Russell A. Kersh (the "Plans").

                  In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Company's Amended and Restated Certificate of Incorporation, the By-Laws of the Company, as amended, and the Plans.

                  Based upon the foregoing, we are of opinion that:

                  1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

                  2. The Shares have been duly authorized and, when issued and sold upon the exercise of options granted in accordance with the terms of the Plans will be validly issued, fully paid and nonassessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.


                                                  Very truly yours,

                                                  /s/ Reboul, MacMurray, Hewitt,
                                                        Maynard & Kristol



                                        2